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                                                               Exhibit 99

                                   CERTIFICATE
                       Pursuant to 18 U.S.C. Section 1350


         The undersigned, who are the chief executive officer and the chief financial officer of Sonoco Products Company, each hereby certifies that the accompanying Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

August 12, 2002


                                              /s/H.E. DeLoach, Jr.
                                              ---------------------------
                                              Harris E. DeLoach, Jr.
                                              Chief Executive Officer



                                              /s/C.J. Hupfer
                                              ---------------------------
                                              Charles J. Hupfer
                                              Chief Financial Officer